KPMG Peat Marwick LLP
     1000 First Interstate Center
     401 N. 31st Street
     P. O. Box 7108
     Billings, MT 59103






                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Powerhouse Technologies, Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-8 of Powerhouse Technologies, Inc. 1991 Employee Stock Purchase Plan of our report dated February 20, 1998, except for the last paragraph of note 11, which is as of February 28, 1998, with respect to the consolidated balance sheets of Powerhouse Technologies, Inc. and subsidiaries, as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 10-K of Powerhouse Technologies, Inc. dated March 30, 1998.




                                           /S/ KPMG PEAT MARWICK LLP


Billings, Montana
March 30, 1998